UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):    January 7, 2009

Mach One Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 333-146744

Nevada	88-0338837
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6430 Congress Drive West Bend, WI 53095
(Address of Principal Executive Offices, Including Zip Code)

262-675-2499
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

Pursuant to a Plan and Agreement of Reorganization between Mach One Corporation (“Mach One”) and Pacific Rim Foods, Ltd. (“Pacific Rim”) and Certain Shareholders of Pacific Rim Foods, Ltd. (the “Agreement”), on, Mach One completed its acquisition of all of the issued and outstanding capital stock of Pacific Rim in exchange for 28,000,000 shares of Mach One common stock ( the “Exchange Stock”) and an aggregate of $1,500,000 Five Year Zero Coupon Convertible Promissory Notes (the “Exchange Notes”) (collectively the “Exchange Securities”). The Exchange Securities were issued to the Pacific Rim shareholders in amounts equal to their percentage ownership in Pacific Rim. The Exchange Stock represents approximately 33% of the issued and outstanding common stock of Mach One. Pacific Rim is now a wholly-owned subsidiary of Mach One and its operations will continue to be conducted under the Pacific Rim name. Upon the close of the acquisition Mr. Tad M. Ballantyne, the Chief Executive Officer of Pacific Rim, was appointed a director of Mach One.

A copy of the Agreement is included in this current report on Form 8-K as Exhibit 10.1.

Business of Pacific Rim

Pacific Rim is a development stage company with Interests in the food and energy sector in China and Australia. These Interests include equity, debt, options, insurance and intellectual property. The underlying commodities represented by these Interests include corn and oil and gas. These Interests represent minority stakes and as such they are recorded at cost and marked to marked in each reporting period. The underlying valuation of the business entities reflected by these Interests may vary greatly from the recorded costs. Since some of the Interests are in the form of minority positions the percentage ownership of the financial statements of the underlying companies are not recorded on the financial statements of Pacific Rim. In addition, the financial statements of certain China Interests meet China Audit standards which may or may not reflect US GAAP Audit standards and as such if and when Pacific Rim exercises certain Options it would require either USA GAAP or International Standard Audits to be performed prior to entering into any control position. The development stage of Pacific Rim reflects its early Interests in acquiring and controlling a number of shelf stable food processing facilities in China with the intent of growing and processing a broad range of commodities. Its initial Interests have focused on sweet corn and its platform Interests include Jilin Jimei Foods Ltd which is the oldest sweet corn JV in China. The Interests in Jilin Jimei Foods Ltd include Options, Debt Instruments (Inventory Loans) and Intellectual Property (Trademark and Brands).

Item 2.03   Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the Agreement to acquire Pacific Rim (see Item 1.01 above), Mach One issued Five Year Zero Coupon Convertible Promissory Notes in the aggregate amount of $1,500,000 (the “Exchange Notes”) to the shareholders of Pacific Rim. The Maturity Value on the Exchange Notes is $1,914,419.80. Payment of principal and accrued Original Issue Discount shall be due on or before December 31, 2013. Mach One is required to redeem the Exchange Notes if a merger or other change of control should occur prior to December 31, 2013. In addition, in the event Mach One closes a public offering, it may, without premium and upon written notice, redeem any outstanding Exchange Notes in whole, but not in part, in and amount equal to the principal and all accrued Original Issue Discount.

The Exchange Notes may be converted by the Noteholders into the number of shares of Mach One common stock equal to the quotient obtained by dividing the Principal of the Exchange Note being converted by $0.125 (the “Applicable Conversion Value”), subject to adjustment.

The Exchange Notes are subordinated to right of payment to the prior payment in full of all Senior Debt at any time outstanding.

Mach One has also entered into Negative Covenants for as long as the Exchange Notes are outstanding, wherein, among other things, Mach One (a) shall not merge or consolidate or sell substantially all of its assets where a change of control is effected , (b) shall not enter into transactions with affiliates involving amounts of $100,000 or more, unless approved by a majority of disinterested members of the Board of Directors and (c) shall not purchase any capital stock above the appraised fair market value per share of such stock or pay any dividends on any capital stock if there is a default on the payment of principal or interest on the Exchange Notes or if the payment of the dividends or purchase of such stock would impair the capital of Mach One.

The Exchange Notes may become or may be declared due and payable upon the Event of Default as set fort in the Exchange Note.

The foregoing summary is qualified in its entirety by reference to the Promissory Note Due 2013 which is included in this current report on Form 8-K as Exhibit 10.2.

Item 3.02   Unregistered Sales of Equity Securities.

On January 7, 2009, pursuant to the Agreement, Mach One issued 28,000,000 shares of its common stock to 30 shareholders of Pacific Rim in exchange for all of their shares of Pacific Rim common stock.

         All of the investors above are sophisticated individuals who had the opportunity to review all of Mach One’s SEC filings and to discuss with the officers and directors of Mach One the business and financial activities of Mach One. All the investors acquired their shares for investment and not with a view toward distribution. All of the stock certificates issued to the 30 shareholders have been affixed with an appropriate legend restricting sales and transfers. Therefore, based on the foregoing, Mach One issued the shares in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D, thereunder.

Item 5.02   Departure of Directors or certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement Tad M. Ballantyne, the Chief Executive Officer of Pacific Rim, was appointed to the Board of Directors of Mach One as of January 7, 2009 subject to receipt and acceptance of a director’s questionnaire. Following is a resume of Mr. Tad Ballantyne:

Tad M. Ballantyne. Mr. Ballantyne is an officer and director of several private companies including BR Industries, Inc, Hoopeston Foods, Inc., Thomsen Group, LLC, and Pacific Rim Foods Ltd. Mr. Ballantyne is a director and chairman of the audit committee of Life Partners Holdings, Inc. (NASDAQ:LPHI). He also serves as an independent director and financial expert on the audit committee of Zeehan Zinc Limited (LSE:ZZL) and Empire Energy Corporation International (OTCBB: EEGC) and a director of Jilin Jimei Foods Ltd., a private company in Changchun China. During 2003, Texas Steel Partners Inc., a Texas-based steel foundry, filed for reorganization and was liquidated pursuant to a bankruptcy Chapter 7 conversion. Mr. Ballantyne was an officer and director and 50% shareholder of Texas Steel Partners. During the last 17 years, Mr. Ballantyne has been active in acquiring and operating troubled companies or assets being divested by public and private companies and has focused over the last four years in food processing plants in both the United States and Asia. He holds a Bachelor of Science degree in business management from the University of Wisconsin system.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Mach One hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after the date this Form 8-k was due for filing.

(b)	Pro Forma Financial Statements.

Mach One hereby undertakes to file the pro forma financial information required by theis Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

(d)	Exhibits.

10.1	Plan and Agreement of Reorganization among Mach One and Pacific Rim Foods, Ltd. and Certain Shareholders of Pacific Rim Foods, Ltd., dated November 21, 2008.

10.2	Promissory Note Due 2013, dated December 31, 2008.

Signature(s)

                Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Mach One Corporation

Date: January 15, 2009	By:	/s/ Monte B. Tobin
Monte B. Tobin President

Exhibit Index

Exhibit No	Description

EX-10.1	Plan and Agreement of Reorganization among Mach One and Pacific Rim Foods, Ltd. and Certain Shareholders of Pacific Rim Foods, Ltd., dated November 21, 2008

EX-10.2	Promissory Note Due 2013, dated December 31, 2008.